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                                                                    EXHIBIT 99.1


PRELIMINARY PROXY MATERIALS    ATHENA NEUROSCIENCES, INC.

                 THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 27, 1996

  The undersigned hereby appoints Lisabeth F. Murphy and John Groom, and each of them with full power to act alone, the true and lawful attorneys in fact and proxies of the undersigned to vote all shares of Common Stock of Athena Neurosciences, Inc., a Delaware corporation (the "Company"), held by the undersigned, with full power of substitution, with the same force and effect as the undersigned would be entitled to vote if personally present, at the Special Meeting of Stockholders of the Company to be held at South San Francisco Conference Center, 255 South Airport Boulevard, South San Francisco, California, on June 27, 1996, at 10:00 a.m. (local time), and at any and all adjournments or postponements thereof, as follows:

[X] Please mark your votes as in this example

  1. Approval and adoption of the Agreement and Plan of Merger, dated as of March 18, 1996 (the "Merger Agreement"), by and among Elan Corporation, plc, Elan Acquisition Corp. and the Company.
                FOR [_]          AGAINST [_]          ABSTAIN [_]

  2. Approval and adoption of the proposal to amend the Company's 1991 Long-Term Incentive Plan, to increase the number of authorized shares under the 1991 Long-Term Incentive Plan to cover options granted to employees and consultants of the Company on February 9, 1996.
                FOR [_]          AGAINST [_]          ABSTAIN [_]

  3. OTHER MATTERS: Discretionary authority is hereby granted with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof.


  THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. THE COMPANY'S BOARD OF DIRECTORS ALSO RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE PROPOSAL TO AMEND THE 1991 LONG-TERM INCENTIVE PLAN.

  Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS SUBMITTED, BUT NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE PROPOSAL TO AMEND THE 1991 LONG-TERM INCENTIVE PLAN.

  The undersigned hereby acknowledges receipt of the Notice of Special Meeting
of Stockholders and the Prospectus-Proxy Statement, each dated             ,
1996, furnished herewith.

                                           Dated: _______________________, 1996

                                           Signature: _________________________

                                           Signature(s) (if held jointly): ____

                                           Title or Authority: ________________

                                           IMPORTANT: Please sign your name
                                           exactly as it appears hereon. When
                                           signing as attorney, agent,
                                           executor, administrator, trustee,
                                           guardian or corporate officer,
                                           please give your full title as
                                           such. Each joint owner should sign
                                           the proxy. If executed by a
                                           partnership, this proxy should be
                                           signed by an authorized partner.